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                               PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of February 7, 1997 made by and between Interiors, Inc., a Delaware corporation (the "Pledgor"), and BH Funding, LLC, a Delaware Limited Liability Company ("BH").

                             W I T N E S S E T H

         WHEREAS, the Pledgor and BH entered into that certain Credit Agreement (the "Credit Agreement") dated even date herewith pursuant to which BH agreed to lend up to six hundred thousand dollars ($600,000) (the "Loan") to Pledgor under the terms as set forth in the Credit Agreement; and

         WHEREAS, BH required as a condition to the execution and delivery of the Credit Agreement that Pledgor enter into this Pledge Agreement to secure the due and punctual performance in full of all of the Pledgor's obligations under the Credit Agreement (the "Obligations").

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions of Terms Used Herein. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

         SECTION 2. Pledge of Shares. In order to secure the payment and performance in full of all of the obligations under the Credit Agreement, whether existing as of this date or any time thereafter, the Pledgor hereby pledges and assigns to BH, and grants to BH a continuing security interest in all shares of Series B and Series C Preferred Stock (the "Shares") of Decor Group, Inc., a Delaware corporation ("Decor"), held by Pledgor as of the date hereof, or acquired by Pledgor following the date hereof (the "Collateral") specifically delineated as follows:

Certificate No.  Number of Shares     Class of Securities
--------------   ----------------     -------------------
       B2              10,000,000     Series B Non-Convertible Preferred Stock;
       B3              10,000,000     Series B Non-Convertible Preferred Stock;
       C3                  47,084     Series C Convertible Preferred Stock; and
       C4                   7,850     Series C Convertible Preferred Stock.



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         SECTION 3. Security for Obligations. The pledge and security interest granted pursuant to this Pledge Agreement secures the payment of all the Obligations of the Pledgor under the Credit Agreement. Simultaneously with the execution of this Agreement, Pledgor shall deliver the above-listed certificates to BH, along with stock powers properly endorsed in blank. All ownership of and voting control conveyed by the Collateral shall remain with Pledgor, including any dividends thereon, unless and until Pledgor shall default upon its' Obligations and BH exercises its' remedies upon such default, as defined in
Section 6 herein. The Shares of Series B Non-Convertible Preferred Stock are subject to a voting trust between Pledgor and Decor.

          SECTION 4. Further Assurances. The Pledgor agrees that at any time and from time to time, the Pledgor will promptly execute and deliver all further instruments and documents, including without limitation, the delivery of stock powers executed in blank, and take all further action, that may be reasonably necessary, or that BH may reasonably request, in order to perfect and preserve any security interest granted or purported to be granted hereby or to enable BH to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 5. Return of Collateral. BH agrees, that upon Pledgors satisfaction of all of its' obligations under the Note, BH shall promptly return the Collateral to Pledgor, without lien, assignment, security interest, or other encumbrance upon the Collateral.

         SECTION 6. Remedies upon Default. (a) Upon the occurrence of an Event of Default (as defined in the Credit Agreement):

                  (i) BH may, without demand of performance or other demand, advertisement or notice of any kind (except notice of the time and place of public or private sale) to or upon the Pledgor or any other person (all of which are hereby expressly waived by the Pledgor), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, may forthwith sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sales, at any exchange or broker's board or at any of BH's offices or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, with the right upon any such sale, public or private, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released by the Pledgor; provided, however, that the Pledgor shall not be credited with the net proceeds of any sale on credit or for future delivery until the cash proceeds thereof are actually received by BH;

                  (ii) BH may, instead of exercising the power of sale herein conferred upon it, proceed by a suit at law or in equity to foreclose the pledge and security interest under the Note and this Pledge Agreement and sell the Collateral, or any part thereof, under a judgment or decree of a court of competent jurisdiction or as otherwise authorized by applicable law;

                  (iii) All dividends and interest paid and other payments made under or in connection with the Shares or otherwise in respect of the Collateral and received by BH, and all proceeds of any sale

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or disposition of any of the Collateral, may, in the discretion of BH, be held by BH as collateral for, or then or at any time thereafter applied in whole or in part by BH against, all or any part of the Obligations in such order as BH shall elect, the Pledgor remaining liable for any deficiency remaining after such application. Any surplus of such payments held by BH and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus; and

                  (iv) BH may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, all the rights and remedies of a secured party on default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and all rights and remedies otherwise available to it under applicable law.

         (b) The Pledgor agrees that, to the extent notice of sale or other disposition of any of the Collateral shall be required by applicable law, the Lender need not give more than twenty (20) days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if, in the event that the Obligations of the Pledgor shall remain unpaid after the Repayment Date or if Pledgor fails to make the Mandatory Prepayment in accordance with the Note, the Pledgor shall have signed a statement renouncing or modifying any right to notification of any sale or other intended disposition. BH shall not be obligated to make any sale pursuant to any such notice. BH may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by BH until the selling price is paid by the purchaser thereof, but BH shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure such Collateral may again be sold on like notice. To the extent permitted by law, the Borrower waives all claims, damages and demands against BH arising out of the retention, sale or other disposition of the Collateral or any part thereof, except any such claims, damages and demands arising out of the gross negligence or willful misconduct of BH.

         (c) The Pledgor recognizes that BH may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in applicable statutes and regulations, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale made in good faith to a bona fide third party shall not be deemed to have been made in a commercially unreasonable manner by virtue of its private nature.

         SECTION 7. Amendments. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor here from shall in any event be effective unless

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the same shall be in writing and signed by BH, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Addresses for Notices. Notices hereunder shall be given only by personal delivery, facsimile transmisison, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent. Unless and until changed by notice given as provided herein, notices shall be sent (i) to BH, at 750 Lexington Avenue, New York, New York, and (ii) to the Pledgor, at its principal business address, 320 Washington Street, Mt. Vernon. NY 10553.

         SECTION 9. Consent to Jurisdiction. The Pledgor hereby consents and submits to the jurisdiction of the Courts of the State of New York and of any Federal Court located in said State in connection with any actions or proceedings brought against the Borrower by the Lender arising hereunder.

         SECTION 10. Expenses. Should all or any part of the indebtedness represented by the Note, or the pledge of collateral represented by this Pledge Agreement, be collected or executed upon by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should the Note or Pledge Agreement be placed in the hands of attorneys for collection or execution after default, the Pledgor hereby promises to pay to BH, upon demand by BH at any time, in addition to principal of, interest on and any other amount owing in respect of the Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys, fees and all other reasonable collection charges and expenses incurred or sustained by BH.

         SECTION 11. Section Headings. The Section headings in this Pledge Agreement are for convenience only and shall not affect the construction hereof.

         SECTION 12. Governing Law. Regardless of the place of execution or performance, this Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to such state's conflicts of laws provisions. Each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.


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         IN WITNESS WHEREOF, the parties hereto have caused this Pledge
Agreement to be fully executed and delivered as of the day and year first above written.

                                                BH FUNDING, LLC


                                                /s/ Randolph Pace
                                                ------------------
                                                Name:
                                                Title:


                                                INTERIORS, INC.


                                                /s/ Max Munn
                                                ------------------
                                                Name:   Max Munn
                                                Title:  President


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